Exhibit 99.1

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 6:00 p.m., New York Time, on August 7, 2017. For 401(k) plan participants your vote must be received by 9:00 a.m. New York Time, on August 4, 2017.

Vote by Internet
• Go to www.envisionreports.com/bcr
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

  Vote by telephone

•   Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

•   Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

•   Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR the following proposal.

For	Against	Abstain	+

1.   To approve the Agreement and Plan of Merger, dated as of April 23, 2017, as it may be amended from time to time (the “merger agreement”), by and among C. R. Bard, Inc., a New Jersey corporation (the “Company”), Becton, Dickinson and Company, a New Jersey corporation, and Lambda Corp., a New Jersey corporation and wholly owned subsidiary of Becton, Dickinson and Company:

☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. To approve by advisory (non-binding) vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the merger agreement:	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal.

For	Against	Abstain

3.   To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger agreement:

☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Special Meeting of C. R. Bard, Inc. Shareholders

August 8, 2017

Wyndham Hamilton Park Hotel and Conference Center

at 10:00 a.m.

175 Park Avenue

Florham Park, New Jersey 07932

This portion of your proxy card will serve as an ADMISSION TICKET to the Special Meeting of Shareholders of C. R. Bard, Inc. should you plan to attend.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on August 8, 2017.

The Special Meeting Proxy Statement, the 2017 Annual Meeting Proxy Statement, the 2016 Annual Report to Shareholders and the 2016 Form 10-K of C. R. Bard, Inc. are available at www.envisionreports.com/bcr.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — C. R. Bard, Inc.	+

Proxy Solicited On Behalf Of The Board Of Directors

The undersigned hereby constitutes and appoints Christopher S. Holland and Samrat S. Khichi, and each of them, as attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. Bard, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of C. R. Bard, Inc. to be held at the Wyndham Hamilton Park Hotel and Conference Center on August 8, 2017 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the B.E.S.T. 401(k) Plan (the “Plan”). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 9:00 a.m. New York Time on August 4, 2017, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

TO VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE SEE THE INSTRUCTIONS ON THE REVERSE SIDE. TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

(Items to be voted on appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+